As filed with the Securities and Exchange Commission on January 15, 2002
                                                    Registration No. 333-_____

===============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                         --------------------------

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                         --------------------------

                       GABELLI ASSET MANAGEMENT INC.
           (Exact Name of Registrant as Specified in Its Charter)

               New York                           13-4007862
       (State of Incorporation)        (I.R.S. Employer Identification No.)
                         --------------------------

                            One Corporate Center
                            Rye, New York 10580
                               (914) 921-3700
            (Address of Principal Executive Offices) (Zip Code)
                         --------------------------

                    1999 Stock Award and Incentive Plan
                          (Full Title of the Plan)
                         --------------------------

                            James E. McKee, Esq.
               Vice President, General Counsel and Secretary
                       Gabelli Asset Management Inc.
                            One Corporate Center
                            Rye, New York 10580
                               (914) 921-3700

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
                         -------------------------

                              With Copies To:

                           Richard T. Prins, Esq.
                  Skadden, Arps, Slate, Meagher & Flom LLP
                              Four Time Square
                          New York, New York 10036
                               (212) 735-3000


                         ========================



                      CALCULATION OF REGISTRATION FEE


                                                              Proposed Maximum         Proposed Maximum          Amount of
       Title of Securities              Amount to be           Offering Price         Aggregate Offering       Registration
        to be Registered               Registered (1)             Per Share                  Price                  Fee
------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value
$0.001 per share:  Shares subject to      1,249,000                $18.35                 $22,916,530           $5,477.05 (2)
outstanding options under the 1999
Stock Award and Incentive Plan (the
"Plan")

==============================================================================================================================
Class A Common Stock, par value
$0.001 per share:  Shares available
for future grants under the Plan           251,000                $41.81                  $10,494,310            $2,508.14(3)
==============================================================================================================================

(1) The shares of Class A Common Stock, par value $0.001 per share of Gabelli Asset Management Inc. shown in the table above consists of 1,500,000 shares which represent shares of Class A Common Stock issuable pursuant to the Plan. The maximum number of shares which may be issued under the Plan are subject to adjustment upon the occurrence of certain events pursuant to the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement includes, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the occurrence of any such corporate transaction or event.

(2) Computed in accordance with Rule 457(h) under the Securities Act. Such computation is based on the weighted average exercise price of $18.35 per share covering 1,249,000 outstanding options.

(3) The estimated exercise price of $41.81 per share was computed in accordance with Rule 457(c) under the Securities Act by averaging the high and low sales prices of Gabelli Asset Management Inc. Class A Common Stock as quoted on The New York Stock Exchange on January 10, 2002.


                              EXPLANATORY NOTE

         Gabelli Asset Management Inc. ("Gabelli Asset Management" or the "Company") has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), to register shares of its Class A Common Stock, par value $0.001 per share (the "Class A Stock"), issuable pursuant to the Plan of the Company.

                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The Company will send or give the documents containing the information specified in Part I of Form S-8 to employees as specified by the Securities and Exchange Commission Rule 428(b)(1) under the Securities Act. The Company does not need to file these documents with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements under Rule 424 of the Securities Act.


                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, Gabelli Asset Management Inc., a New York corporation (the "Company"), pursuant to the Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed pursuant to the Exchange Act on April 2, 2001;

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 filed pursuant to the Exchange Act on May 15, 2001;

         (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 filed pursuant to the Exchange Act on August 10, 2001;

         (d) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 filed pursuant to the Exchange Act on November 14, 2001;

         (e) The Company's Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2001 filed pursuant to the Exchange Act on November 16, 2001; and

         (f) The Company's statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on January 12, 1999, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Sections 721-726 of the New York Business Corporation Law (the "NYBCL") provide that a corporation may indemnify its officers and directors (or persons who have served, at the corporation's request, as officers or directors of another corporation) against the reasonable expenses, including attorneys' fees, actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that if such action shall be in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been adjudged to have been liable to the corporation unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction determines upon application that, in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnification.

         The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification will be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

         To the extent any of the persons referred to in the two immediately preceding paragraphs is successful in the defense of such actions, such person is entitled, pursuant to the laws of the State of New York, to indemnification as described above.

            The Company's Certificate of Incorporation and Bylaws provide for indemnification to officers and directors of the Company to the fullest extent permitted by the NYBCL. The Company's Certificate of Incorporation provides that, to the fullest extent permitted by the NYBCL, no director of the Company shall be liable to the Company or it shareholders for monetary damages for the breach of fiduciary duty in such capacity. Under the NYBCL, such provision does not eliminate or limit the liability of any director
(i) if a judgment or other final adjudication adverse to such director establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained a material profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the NYBCL or (ii) for any act or omission prior to the adoption of this provision. As a result of this provision, the Company and its shareholders may be unable to obtain monetary damages from a director for breach of his duty of care. Although shareholders may continue to seek injunctive or other equitable relief for an alleged breach of fiduciary duty by a director, shareholders may not have any effective remedy against the challenged conduct if equitable remedies are unavailable.

         The Bylaws provide that the Company will indemnify any person who was or is a party to any threatened, pending, or completed action, suit or proceeding because he or she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership or other enterprise. The Bylaws provide that indemnification will be from and against expenses, judgments, fines and amounts paid in settlement by the indemnitee. However, this indemnification will only be provided if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to a criminal action or proceeding, if the indemnitee had no reasonable cause to believe that his or her conduct was unlawful.


Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

         The following exhibits are filed as part of this registration statement or, where so indicated, have been previously filed and are incorporated herein by reference:


Exhibit No.       Description of Exhibit
----------        ----------------------

3.1 Restated Certificate of Incorporation of Gabelli Asset Management Inc. (Incorporated by reference to Exhibit 3.3 to Amendment No. 4 to Gabelli Asset Management Inc.'s Registration Statement on Form S-1 (File No. 333-51023) filed with the Securities and Exchange Commission on February 10, 1999).

3.2               Amended Bylaws of Gabelli Asset Management Inc.
                  (Incorporated by reference to Exhibit 3.4 to Amendment No. 4 to Gabelli Asset Management Inc.'s Registration Statement on Form S-1 (File No. 333-51023) filed with the Securities and Exchange Commission on February 10, 1999).

4.1               Specimen of Class A Common Stock Certificate.
                  (Incorporated by reference to Exhibit 4.1 to Amendment No. 3 to Gabelli Asset Management Inc.'s Registration Statement on Form S-1 (File No. 333-51023) filed with the Securities and Exchange Commission on January 29, 1999).

5.1               Opinion of Skadden, Arps, Slate, Meagher &
                  Flom LLP, regarding the legality of the
                  securities being registered.+

10.1 Form of Gabelli Asset Management Inc. 1999 Stock Award and Incentive Plan (Incorporated by reference to Exhibit
                  10.4 to Amendment No. 3 to Gabelli Asset Management
                  Inc.'s Registration Statement on Form S-1 (Registration
                  No. 333-51023) filed the Securities and Exchange Commission January 29, 1999).

23.1              Consent of Ernst & Young LLP.+

23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).+

24.1              Power of Attorney (included on the signature page hereto).+
-------------------------------------------------------------------------------
+  Filed herewith

Item 9.  Undertakings.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i)       To include any prospectus required by
                           Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby further undertakes, that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement has been signed on its behalf by the undersigned, thereunto duly authorized in the City of Rye, State of New York, on this 15th day of January, 2002.


                                  Gabelli Asset Management Inc.


                                  By:  /s/ Robert S. Zuccaro
                                     ------------------------------------------
                                     Robert S. Zuccaro
                                     Vice President and Chief Financial Officer



                             POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James E. McKee and Robert
S. Zuccaro, and each of them, his true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 15th day of January, 2002.

          Name                                      Title                                  Date
          ----                                      -----                                  ----
/s/  Mario J. Gabelli                    Chairman of the Board of Directors,            January 15, 2002
------------------------------------     Chief Executive Officer, Chief
Mario J. Gabelli                         Investment Officer and Director
                                         (Principal Executive Officer)


/s/ Robert S. Zuccaro                                                                    January 15, 2002
-----------------------------------      Vice President and Chief Financial
Robert S. Zuccaro                        Officer (Principal Financial Officer
                                         and Principal Accounting Officer)


/s/ Raymond C. Avansino, Jr.             Director                                        January 15, 2002
----------------------------
Raymond C. Avansino, Jr.


/s/ John C. Ferrara                      Director                                        January 15, 2002
------------------------------------
John C. Ferrara


/s/ Paul B. Guenther                     Director                                        January 15, 2002
----------------------------------
Paul B. Guenther


/s/ Eamon M. Kelly                      Director                                         January 15, 2002
---------------------------------
Eamon M. Kelly


/s/ Karl Otto Pohl                      Director                                         January 15, 2002
--------------------------------
Karl Otto Pohl


                               EXHIBIT INDEX




Exhibit No.       Description of Exhibit
----------        ----------------------

3.1 Restated Certificate of Incorporation of Gabelli Asset Management Inc. (Incorporated by reference to Exhibit 3.3 to Amendment No. 4 to Gabelli Asset Management Inc.'s Registration Statement on Form S-1 (File No. 333-51023) filed with the Securities and Exchange Commission on February 10, 1999).

3.2               Amended Bylaws of Gabelli Asset Management Inc.
                  (Incorporated by reference to Exhibit 3.4 to Amendment No. 4 to Gabelli Asset Management Inc.'s Registration Statement on Form S-1 (File No. 333-51023) filed with the Securities and Exchange Commission on February 10, 1999).


4.1               Specimen of Class A Common Stock Certificate.
                  (Incorporated by reference to Exhibit 4.1 to Amendment No. 3 to Gabelli Asset Management Inc.'s Registration Statement on Form S-1 (File No. 333-51023) filed with the Securities and Exchange Commission on January 29, 1999).

5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, regarding the legality of the securities being registered.+

10.1 Form of Gabelli Asset Management Inc. 1999 Stock Award and Incentive Plan (Incorporated by reference to Exhibit
                  10.4 to Amendment No. 3 to Gabelli Asset Management Inc.'s Registration Statement on Form S-1 (Registration No. 333-51023) filed with the Securities and Exchange Commission on January 29, 1999).

23.1              Consent of Ernst & Young LLP.+

23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).+

24.1              Power of Attorney (included on the signature page hereto).+

-------------------------------------------------------------------------------
+  Filed herewith